        As filed with the Securities and Exchange Commission on February 5, 1996
                                               Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            SEAGATE TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)


           Delaware                                    94-2612933
   ------------------------               ------------------------------------
   (State of incorporation)               (I.R.S. Employer Identification No.)

                                 920 Disc Drive
                        Scotts Valley, California  95066
   (Address, including zip code, of Registrant's principal executive offices)


               CONNER PERIPHERALS, INC. 1986 INCENTIVE STOCK PLAN

                CONNER PERIPHERALS, INC. 1995 DIRECTOR STOCK PLAN

                    AMENDED AND RESTATED ARCHIVE CORPORATION
             STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN - 1981

                    AMENDED AND RESTATED ARCHIVE CORPORATION
                       INCENTIVE STOCK OPTION PLAN - 1981

                          SEAGATE EXECUTIVE STOCK PLAN
                           (Full titles of the plans)


                                 DONALD L. WAITE
                            Executive Vice President,
            Chief Administrative Officer and Chief Financial Officer
                            SEAGATE TECHNOLOGY, INC.
                                 920 Disc Drive
                        Scotts Valley, California  95066
                                 (408) 438-6550
(Name, address, and telephone number, including area code, of agent for service)


                                   COPIES TO:
                             CHRIS F. FENNELL, ESQ.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94306
                                 (415) 493-9300

                         CALCULATION OF REGISTRATION FEE

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                                                                         PROPOSED               PROPOSED
                                                                          MAXIMUM                MAXIMUM
          TITLE OF EACH CLASS                     AMOUNT                 OFFERING               AGGREGATE             AMOUNT OF
            OF SECURITIES TO                       TO BE                   PRICE                OFFERING            REGISTRATION
             BE REGISTERED                      REGISTERED               PER SHARE                PRICE                  FEE
---------------------------------------------------------------------------------------------------------------------------------

 Common Stock, $.01 par value. . .            3,850,000 shares            $58.50              $225,225,000             $77,664
---------------------------------------------------------------------------------------------------------------------------------


(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on February 1, 1996.

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


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference the following documents and information heretofore filed with the Securities and Exchange Commission:

     ITEM 3(a).

          The Annual Report of Registrant on Form 10-K for the fiscal year ended June 30, 1995 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     ITEM 3(b).

          All other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

     ITEM 3(c).

          The description of Registrant's Common Stock which is contained in Registrant's Registration Statement on Form 8-A/A dated December 2, 1994, filed pursuant to Section 12 of the Exchange Act (File No. 1-10639) and any amendment or report filed for the purpose of updating such description.

     All documents, reports and definitive proxy or information statements subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Further, in accordance with the Delaware General Corporation Law, Registrant's Restated Certificate of Incorporation eliminates the liability of a director to Registrant or its stockholders for monetary damages for breaches of his or her fiduciary duty as a director, provided that such liability does not arise from certain prescribed conduct (including intentional misconduct and breach of the duty of loyalty). Registrant's bylaws provide for indemnification of certain officers, directors, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, including under circumstances in which indemnification may otherwise be discretionary under Delaware law. In addition, Registrant has entered into indemnification agreements with its officers and directors by which Registrant provides such persons with further indemnification to the maximum extent permitted by the Delaware General Corporation Law which may require Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

     Exhibit
     Number    Document
     -------   --------
      4.1      Conner Peripherals, Inc. 1986 Incentive Stock Plan.

      4.2      Conner Peripherals, Inc. 1995 Director Stock Plan.

      4.3 Amended and Restated Archive Corporation Stock Option and Restricted Stock Purchase Plan - 1981.

      4.4 Amended and Restated Archive Corporation Incentive Stock Option Plan - 1981.

      4.5      Seagate Executive Stock Plan

      5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation.

     23.1      Consent of Ernst & Young LLP, Independent Auditors.

     23.2      Consent of Counsel (contained in Exhibit 5.1).

     24.1      Power of Attorney (see page II-5).

---------------


ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of Registrant, Indemnification Agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Seagate Technology, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California, on this 5th day of February, 1996.


                                   SEAGATE TECHNOLOGY, INC.



                                   By: /S/ ALAN F. SHUGART
                                       --------------------------------------
                                       Alan F. Shugart
                                       President, Chief Executive Officer
                                       and Chairman of the Board of Directors


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Alan F. Shugart and Donald L. Waite his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


      SIGNATURE                        TITLE                       DATE
-----------------------      -----------------------------    ----------------

/S/ ALAN F. SHUGART          President, Chief Executive       February 5, 1996
-----------------------      Officer and Chairman of the
(Alan F. Shugart)            Board of Directors
                             (Principal Executive Officer)


/S/ DONALD L. WAITE          Executive Vice President,        February 5, 1996
-----------------------      Chief Administrative Officer
(Donald L. Waite)            and Chief Financial Officer
                             (Principal Financial and
                             Accounting Officer)


/S/ GARY B. FILLER           Director                         February 5, 1996
-----------------------
(Gary B. Filler)


-----------------------      Director
(Robert A. Kleist)

/S/ KENNETH E. HAUGHTON      Director                         February 5, 1996
-----------------------
(Kenneth E. Haughton)


/S/ LAWRENCE PERLMAN         Director                         February 5, 1996
-----------------------
(Lawrence Perlman)


/S/ THOMAS P. STAFFORD       Director                         February 5, 1996
-----------------------
(Thomas P. Stafford)


/S/ LAUREL L. WILKENING      Director                         February 5, 1996
-----------------------
(Laurel L. Wilkening)

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549



                       ___________________________________

                                    EXHIBITS

                       ___________________________________


                       Registration Statement on Form S-8

                            Seagate Technology, Inc.

                                February 5, 1996

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER    EXHIBIT
-------   -------
 4.1      Conner Peripherals, Inc. 1986 Incentive Stock Plan.. . . . . . .

 4.2      Conner Peripherals, Inc. 1995 Director Stock Plan. . . . . . . .

 4.3      Amended and Restated Archive Corporation Stock Option and
          Restricted Stock Purchase Plan - 1981. . . . . . . . . . . . . .

 4.4      Amended and Restated Archive Corporation Incentive Stock Option
          Plan - 1981. . . . . . . . . . . . . . . . . . . . . . . . . . .

 4.5      Seagate Executive Stock Plan . . . . . . . . . . . . . . . . . .

 5.1      Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional
          Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . .

23.1      Consent of Independent Auditors. . . . . . . . . . . . . . . . .

23.2      Consent of Counsel (contained in Exhibit 5.1). . . . . . . . . .

24.1      Power of Attorney (see page II-5). . . . . . . . . . . . . . . .